Exhibit 99.1

Finish Line Finish Line Appoints Samuel M. Sato President
Also Elects Him to Board of Directors

INDIANAPOLIS, Oct. 21, 2014 - The Finish Line, Inc. (NASDAQ: FINL) announced today that Samuel M. Sato, formerly President, Finish Line Brand, has been named as President, The Finish Line, Inc. The Board of Directors also elected him to the board, filling the Class II director position previously held by Bill Kirkendall.

“In the role of president, Sam will be more involved in all facets of Finish Line as we look toward our future,” said Glenn Lyon, Chief Executive Officer and Chairman of the Board of Finish Line. “Sam has a keen sense of the retail business and his acumen will further guide Finish Line’s premium initiatives. He will direct our company’s vision and mission with his much valued retail knowledge, dedicated spirit, passion and character.”

Sato joined Finish Line in March, 2007 as Executive Vice President and Chief Merchandising Officer. He was then named President and Chief Merchandising Officer in August, 2010 before assuming the role as President of the Finish Line Brand in October, 2012. He has served an integral role in creating, sustaining and elevating the Finish Line brand through our vendor partnerships, marketing and digital initiatives and store operations. Sato started his executive retail career at Nordstrom in 1985 prior to joining Finish Line.

Lyon added, “Our Board respects Sam’s ability to build and strengthen partnerships with our brands, our customers and our shareholders. As Finish Line continues to grow, his voice and experience will drive us to stay laser-focused on serving our customers and exceeding their expectations in this rapidly-changing omnichannel retail environment.”

About The Finish Line, Inc.

The Finish Line, Inc. is a premium retailer of athletic shoes, apparel and accessories. Headquartered in Indianapolis, Finish Line has approximately 1,030 Finish Line branded locations primarily in U.S. malls and shops inside Macy’s department stores and employs more than 14,000 sneakerologists who help customers every day connect with their sport, their life and their style. Online shopping is available at www.finishline.com and www.macys.com. Mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine and “like” Finish Line on Facebook at Facebook.com/FinishLine. Track loyalty points and find store and product information with the free Finish Line app downloadable for iOS and Android customers.

Finish Line also operates the Running Specialty Group. This includes 59 specialty running stores in 13 states and the District of Columbia under The Running Company, Run On!, Blue Mile, Boulder Running Company, Roncker’s Running Spot, Running Fit, VA Runner and Capital RunWalk banners. More information is available at www.run.com or www.boulderrunningcompany.com.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth” or words and phrases of similar meaning. Statements that describe objectives, plans or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks, management assumptions and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight and product costs; product demand and market acceptance risks; deterioration of macro-economic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); cybersecurity risks, including breach of customer data; and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.